SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  February 23, 2009

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

First Regional Bancorp has announced that its wholly-owned subsidiary, First Regional Bank (the “Bank”), has authorized an agreement with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (the “DFI”) to further strengthen the Bank’s operations.  The agreement between First Regional Bank and its regulators is expected to help guide the Bank in addressing the impacts of today’s challenging economic environment.  The agreement formalizes many of the initiatives which the Bank has already adopted, and provides useful milestones for measuring the Bank’s progress as it moves forward.  The agreement includes valuable input from the FDIC and DFI in the development of this program, and also reflects our shared goals of achieving a strong and profitable institution.

Under the agreement, First Regional Bank will:

•                  Retain qualified management, and continue the active involvement of its board of directors in managing the Bank’s activities

•                  Increase its capital ratios based on a pre-determined schedule, and develop a comprehensive capital plan to assure compliance with that schedule

•                  Eliminate from its books any assets classified loss and a portion of any assets classified doubtful that have not already been charged-off or collected, and develop a comprehensive plan to reduce classified assets based on a pre-determined schedule

•                  Create and implement a plan to increase the diversification of the Bank’s lending activities

•                  Create and implement a comprehensive profit plan to improve the Bank’s earnings performance

•                  Update or revise the Bank’s written policies in the areas of credit administration and liquidity management

To document its agreement with the FDIC and DFI, the Bank consented to the issuance of an order to cease-and-desist, which formally outlines the specific areas the Bank agrees to address.

As previously noted, First Regional Bank continues to maintain “well capitalized” ratios, the highest standards established by banking regulators.  However, in connection with the Bank’s plan to increase its capital ratios, the Bank will specifically agree to improve its Tier 1 capital level to 9.5% of the Bank’s total assets and to maintain such ratio at 10% as of September 30, 2009.  Also as a part of such plan, First Regional Bank and its parent, First Regional Bancorp, have also authorized the contribution by First Regional Bancorp, from its cash reserves, of $12 million into the Bank as additional Bank capital.

In the interest of preserving its remaining cash reserves during a challenging period, First Regional Bancorp intends to defer interest payments on its trust preferred securities for a period of one year, or until March 2010.  First Regional has the right to defer interest payments for up to five years under the indentures governing its various trust preferred securities.

First Regional intends to achieve full compliance with the agreement in a timely manner.  As the agreement includes many initiatives previously adopted by the Bank, the implementation of those measures has already begun.  Even after the terms of the agreement have been satisfied, First Regional plans to continue its efforts to further enhance the Bank’s capital strength, asset quality, and operating performance.  First Regional is confident that its efforts to comply with the agreement will not inconvenience its customers in any way, and that customers will continue to enjoy the personalized service that has long been a hallmark of First Regional Bank.

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

Statements made herein are made as of the date hereof only.  The Company shall have no obligation to update information and forward-looking statements presented herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2009

FIRST REGIONAL BANCORP

By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary